Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION OF THIS NOTE OR OF THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

DRAW DOWN CONVERTIBLE PROMISSORY NOTE

POWRtec International Corp.

$50,000

July 1st, 2010

For value received, POWRtec International Corp., a Delaware corporation (the “Company”), promises to pay to Koryak Investments S.A., (the “Holder”) the principal sum of Fifty Thousand Dollars ($50,000), together with interest as set forth herein. This Note is subject to the following terms and conditions.

 1. Purpose of Note. This Note evidences, and is given in consideration of, a loan in the principal amount of up to Fifty Thousand Dollars ($50,000). This is a draw down credit facility and unless extended or renewed shall be payable in full on the Maturity Date (defined below).

 2. Advances. At any time or times prior to the Maturity Date, Maker may request, by written notice to Payee, advances hereunder (each, an “Advance”) up to the maximum principal amount hereof, and Payee shall make such amounts available to Maker in immediately available funds no later than three (3) business days after the date of such request. The minimum Advance hereunder shall be Twenty Five Thousand Dollars ($25,000). Within the foregoing limits and subject to this Agreement, the Maker may borrow Advances under this Section 2 subject to the limits in Section 3, repay or prepay Advances, and re-borrow Advances at any time prior to the Maturity Date provided that no Event of Default (defined below) remains uncured.

 3. Terms of Advances. Maker and Payee agree that Maker may request up to Fifty Thousand Dollars ($50,000) for general working capital.

4. Maturity; Payment due upon Maturity. Unless converted as provided in Section 6, this Note will automatically mature and be due and payable on the one year anniversary of the execution date hereof, (the “Maturity Date”).

5. Interest.  Interest shall accrue on the outstanding principal balance hereof, up to and including the maximum amount available under this Note, at an annual rate of 8%.  Notwithstanding anything to the contrary herein, the liability of Maker for payment of interest under this Note shall not exceed the maximum amount permitted by law, and if any payment by Maker includes interest in excess of such maximum amount, Payee shall apply such excess to the reduction of principal or, if none is due, such excess shall be refunded to Maker. Interest shall be computed on the basis of a 360-day year.

6. Repayment.

(a) Prepayment. The Company shall have the right to prepay the principal due and any accrued interest under this Note, in full, upon 5 days written notice to the Holder.  During the 5 day notice period, the Holder shall have the right to elect to convert the entire principal amount of the Note into shares of the Company’s common stock pursuant to Section 6(b) hereunder. Should the Holder elect to convert the entire principal due under this Note such conversion shall be at the Conversion Price.

(b) Conversion. The Holder shall have the right, but not the obligation, at any time, to convert all or any portion of the outstanding principal amount and accrued interest into fully paid and non-assessable shares of Company's Common Stock at the Conversion Price, as defined below. The “Conversion Price” shall be equal to seventy-five percent (75%) of the average of the closing price of the Common Stock during the thirty (30) trading days immediately preceding the Conversion Date, with the number of shares of Common Stock to be issued upon each conversion hereunder shall be determined by dividing that portion of the principal and accrued interest to be converted by the then applicable Conversion Price.

(c) Mechanics and Effect of Conversion. Upon conversion of this Note pursuant to this Section 6, the Holder shall surrender this Note at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any accrued interest due. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

7. Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

8. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws. The parties consent to the jurisdiction of all Federal District Court for the Northern District of California and The Superior for the County of Santa Clara California.

10. Notices.  All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by facsimile) (a) in the case of the Company, at the “Address for Notices” specified below its name on the signature page hereof and (b) in the case of the Holder, at the address for such purpose as shall have been most recently specified to the Company by the Holder; or, as to either the Company or the Holder, at such other address as shall be designated by such party in a notice to the other party.  Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

11. Amendments and Waivers. No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder, or in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

12. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

13. Successors and Assigns.  All agreements of the Company in this Note shall bind its successors and permitted assigns.  This Note shall inure to the benefit of the Holder and its permitted successors and assigns. The Company shall not delegate any of its obligations hereunder without the prior written consent of Holder.

14. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor, at the Company’s expense.

IN WITNESS WHEREOF, the Company has executed this Note as of the day and year first above written.

POWRtec International Corp.

_______________________________

By: Grant Jasmin

Its: President

KORYAK INVESTMENTS S.A.

_______________________________

By:

Its: